As filed with the Securities and Exchange Commission on July 3, 2007 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0245076
(State of Incorporation)	(I.R.S. Employer Identification No.)
9 Parker, Suite 100
Irvine, California 92618
(949) 470-4751
(Address of principal executive offices)

2000 Stock Plan, as amended
(Full title of the plans)

Robert J. De Vaere
Chief Financial Officer
IDM Pharma, Inc.
9 Parker, Suite 100
Irvine, CA 92618
(949) 470-4751
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
L. Kay Chandler, Esq.
Cooley Godward Kronish llp
4401 Eastgate Mall
San Diego, CA 92121-9109
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered(1)	Price per Share (2)	Offering Price	Registration Fee
Common Stock (par value $.01)	600,000 shares	$2.81 – $3.58	$1,779,215	$54.63

(1)	Includes 600,000 additional shares issuable pursuant to the registrant’s 2000 Stock Plan, as amended (the “2000 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the registrant’s Common Stock as may become issuable in respect of the shares registered hereunder as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are described in the table below and are based upon (i) the actual exercise prices for shares subject to outstanding stock options previously granted under the 2000 Plan, (ii) the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on June 28, 2007, in accordance with Rule 457(c) of the Securities Act, for shares subject to outstanding restricted stock units previously granted under the 2000 Plan and (iii) the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on June 28, 2007, in accordance with Rule 457(c) of the Securities Act, for shares reserved for future issuance under the 2000 Plan. The following chart shows the calculation of the proposed maximum aggregate offering price:

			Aggregate
Type of Shares	Number of Shares	Offering Price Per Share	Offering Price
Common Stock issuable pursuant to outstanding options under the 2000 Plan	218,416	$3.18 -$3.58	$706,963
Common Stock issuable pursuant to outstanding restricted stock units under the 2000 Plan	80,000	$2.81	$224,800
Common Stock reserved for future issuance under the 2000 Plan	301,584	$2.81	$847,452
Totals	600,000	N/A	$1,779,215
This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission ( the “Commission”) by IDM Pharma, Inc. pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement except as superseded or modified herein:
-	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2006;

-	The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

-	The registrant’s Current Report on Form 8-K filed on January 8, 2007;

-	The registrant’s Current Report on Form 8-K filed on January 25, 2007;

-	The registrant’s Current Report on Form 8-K filed on February 21, 2007;

-	The registrant’s Current Report on Form 8-K filed on March 27, 2007;

-	The registrant’s Current Report on Form 8-K filed on April 3, 2007;

-	The registrant’s Current Report on Form 8-K filed on April 10, 2007;

-	The registrant’s Current Report on Form 8-K filed on May 4, 2007;

-	The registrant’s Current Report on Form 8-K filed on May 9, 2007;

-	The registrant’s Current Report on Form 8-K filed on May 29, 2007;

-	The registrant’s Current Report on Form 8-K filed on June 4, 2007;

-	The registrant’s Current Report on Form 8-K filed on June 5, 2007;

-	The registrant’s Current Report on Form 8-K filed on June 21, 2007; and

-	The description of the registrant’s Common Stock contained in the registrant’s Current Report on Form 8-K filed on May 4, 2007.
     All documents subsequently filed by the registrant, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.
     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel

     Not Applicable.
Item 6. Indemnification of Directors and Officers
     The registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that (a) the liability of the directors of the registrant for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and (b) the registrant is authorized to provide indemnification of its directors, officers, employees and other agents for breach of duty to the registrant and its stockholders through a bylaw provision, agreements with its agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, or the DGCL, subject to the limitations on such excess indemnification set forth in Section 102 of the DGCL. Pursuant to Section 102 of the DGCL, a director’s liability is not eliminated (1) for a breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Amended and Restated Bylaws provide that the registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL and shall have the power to indemnify its other officers, employees and other agents as set forth in the DGCL. Under Section 145 of the Delaware General Corporation Law, or the DGCL, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are (or are threatened to be) made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
     The registrant has entered or plans to enter into indemnity agreements with each of its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceedings, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     At present, there is no pending litigation or proceeding involving a director or executive officer of the registrant as to which indemnification is being sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.
     The registrant has an insurance policy covering the executive officers and directors of the registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Item 7. Exemption from Registration Claimed
     Not Applicable.

Item 8. Exhibits

Exhibit
Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 2, 1991.(1)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on April 2, 1993.(2)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 5, 1995.(3)

4.4	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 5, 1995.

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.6	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 12, 1998.(5)

4.8	Certificate of Designations of the Series S and Series S-1 Preferred Stock filed with the Secretary of State of Delaware on June 29, 1999.(6)

4.9	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 1, 1999.(7)

4.10	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.11	Certificate of Decrease of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.12	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 17, 2004.(9)

4.13	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.14	Certificate of Ownership and Merger filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.15	Amended and Restated Bylaws of the registrant.(11)

4.16	Specimen certificate of the Common Stock.(12)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young Audit, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

Exhibit
Number	Description of Document

99.1	2000 Stock Plan, as amended.(13)

(1)	Incorporated by reference to the registrant’s Form S-1 Registration Statement and Amendments thereto (File No. 33-43356).

(2)	Incorporated by reference to the registrant’s Form 8-K, filed on March 22, 1993.

(3)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 31, 1995.

(4)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed on August 14, 1998.

(5)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, filed on November 16, 1998.

(6)	Incorporated by reference to the registrant’s Form 8-K, filed on July 16, 1999.

(7)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on July 28, 1999.

(8)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, filed on November 15, 1999.

(9)	Incorporated by reference to the registrant’s Registration Statement on Form S-8, filed with the SEC on July 2, 2004.

(10)	Incorporated by reference to the registrant’s Form 8-K, filed on August 17, 2005.

(11)	Incorporated by reference to the registrant’s Form 8-K filed on March 27, 2007.

(12)	Incorporated by reference to the registrant’s Form S-8 Registration Statement (File No. 333-128178).

(13)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 26, 2007.
Item 9. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the Registrant is relying on Rule 430B:
          (a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 3, 2007.

IDM Pharma, Inc.
By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Robert J. De Vaere, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert	President and Chief Executive Officer	July 3, 2007

Timothy P. Walbert	(Principal Executive Officer)

/s/ Robert J. De Vaere	Senior Vice President and Chief	July 3, 2007

Robert J. De Vaere	Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert Beck	Director	July 3, 2007
Robert Beck, M.D.

/s/ Jean Deleage	Director	July 3, 2007

Jean Deleage, Ph.D.

/s/ Sylvie Grégoire	Director	July 3, 2007

Sylvie Grégoire, Pharm.D.

/s/ Michael G. Grey	Director	July 3, 2007

Michael G. Grey

/s/ John P. McKearn	Director	July 3, 2007

John P. McKearn, Ph.D.

/s/ Edward E. Penhoet	Director	July 3, 2007

Edward E. Penhoet, Ph.D.

/s/ Jean-Loup Romet-Lemonne	Director	July 3, 2007

Jean-Loup Romet-Lemonne, M.D.

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 2, 1991.(1)

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on April 2, 1993.(2)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 5, 1995.(3)

4.4	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 5, 1995.

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.6	Certificate of Increase of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on July 2, 1998.(4)

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 12, 1998.(5)

4.8	Certificate of Designations of the Series S and Series S-1 Preferred Stock filed with the Secretary of State of Delaware on June 29, 1999.(6)

4.9	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 1, 1999.(7)

4.10	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.11	Certificate of Decrease of Series A Junior Participating Preferred Stock filed with the Secretary of State of Delaware on September 23, 1999.(8)

4.12	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 17, 2004.(9)

4.13	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.14	Certificate of Ownership and Merger filed with the Secretary of State of Delaware on August 15, 2005.(10)

4.15	Amended and Restated Bylaws of the registrant.(11)

4.16	Specimen certificate of the Common Stock.(12)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

Exhibit
Number	Description of Document

23.2	Consent of Ernst & Young Audit, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2000 Stock Plan, as amended.(13)

(1)	Incorporated by reference to the registrant’s Form S-1 Registration Statement and Amendments thereto (File No. 33-43356).

(2)	Incorporated by reference to the registrant’s Form 8-K, filed on March 22, 1993.

(3)	Incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed on March 31, 1995.

(4)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed on August 14, 1998.

(5)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, filed on November 16, 1998.

(6)	Incorporated by reference to the registrant’s Form 8-K, filed on July 16, 1999.

(7)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on July 28, 1999.

(8)	Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, filed on November 15, 1999.

(9)	Incorporated by reference to the registrant’s Registration Statement on Form S-8, filed with the SEC on July 2, 2004.

(10)	Incorporated by reference to the registrant’s Form 8-K, filed on August 17, 2005.

(11)	Incorporated by reference to the registrant’s Form 8-K filed on March 27, 2007.

(12)	Incorporated by reference to the registrant’s Form S-8 Registration Statement (File No. 333-128178).

(13)	Incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 26, 2007.